EXHIBIT 23.3


                          Consent of Ernst & Young LLP


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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 33-98328), pertaining to the 1994 Stock and Incentive Plan and the 1995 Non-Employee Directors Stock Option Plan of HCIA Inc. of our report dated January 26, 1996, except for Note 12 as to which the date is July 30, 1996, with respect to the consolidated balance sheets of HealthVISION, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995 and for the period February 2, 1994 (inception) through December 31, 1994 and of our report dated January 12, 1996, except for Note 8 as to which the date is July 30, 1996, with respect to the combined balance sheet of LBA Health Care Management, Inc. and Healthcare Data Source, Inc. (collectively, the "Predecessor Business") as of December 31, 1994, the related combined statements of operations and retained earnings and cash flows for the Predecessor Business for the years December 31, 1993 and 1994 and for the period from January 1, 1995 through September 27, 1995, the balance sheet of LBA Health Care Management, Inc. as of December 31, 1995, and the related statements of operations and retained earnings and cash flows of LBA Health Care Management for the period from September 28, 1995 through December 31, 1995 included in Form 8-K/A-2, filed with the Securities and Exchange Commission by HCIA Inc.


                                       Ernst & Young LLP

Walnut Creek, California
May 5, 1997